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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 (File No. 333-88718) of The Macerich Company and to the incorporation by reference in the registration statements of The Macerich Company on Form S-3 (File No. 333-88718), Form S-3 (File No. 333-80129), Form S-3 (File No. 333-38721), Form S-3 (File No. 333-21157), and Form S-8 of our report dated February 23, 2002, with respect to the consolidated financial statements of Westcor Realty Limited Partnership included in The Macerich Company's Current Report on Form 8-K/A dated October 2, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona
November 19, 2002

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Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS